EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_______) pertaining to the Viasystems Group, Inc. 2010 Equity Incentive Plan of our reports dated February 25, 2010, with respect to the consolidated financial statements of Viasystems Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of Viasystems Group, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
St. Louis, Missouri
June 21, 2010